BIM Homes, Inc.

Condensed Balance Sheet

	Notes	Pro Forma as at June 30, 2017 (Unaudited)	As at December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	2	$-	$-

Total current assets		-	-

Intangible assets		2,100,000,000	-

TOTAL ASSETS		$2,100,000,000	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable, trade		$13,107	$17,115
Accrued expenses and other current liabilities		2,100	9,529
Loans and convertible notes payable, short-term, net of unamortized debt discount of $34,452 and $84,000, respectively.	6	73,415	17,867
Advance from related parties	8	19,180	-
Derivative liability	7	330,422	332,249

Total current liabilities		438,224	376,760

TOTAL LIABILITIES		438,224	376,760

STOCKHOLDERS’ DEFICIT
Preferred stock: $0.0001 par value, 20,000,000 shares authorized, nil shares issued and outstanding as at June 30, 2017 and December 31, 2016	5	-	-
Common stock: $0.0001 par value, 100,000,000 shares authorized, 212,634,165 shares and 2,634,165 issued and outstanding as at June 30, 2017 and December 31, 2016 respectively	5	21,264	264
Additional paid-in capital		2,100,034,464	55,464
Accumulated deficit		(493,952)	(432,488)

TOTAL STOCKHOLDER’S DEFICIT		2,099,561,776	(376,760)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT		$2,100,000,000	$-